UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 28, 2012

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Letter From Robert Child - Executive Assistant To The CEO

Lamperd Delivers newly Improved Products

Lamperd Less Lethal (LLLI) has delivered the first, significant quantity of its newly developed, breathable outer vest system. This system was developed so that officers on long public order assignments could function in a more comfortable environment. As well as being breathable, the vest can be fitted with any of a large variety of available pouches and can thus be customized for the exact needs of the specific force. In particular, the vest can easily accommodate LLLI's extremely light handgun - the Defender 1. The use of Defender 1 significantly lightens the load for officers compared to the much heavier rifles they often carry. The vest is 100% made in Canada at Lamperd's own plant in Sarnia, Ontario. This allows LLLI to ensure the quality of every product and its components.

At the same time LLLI is pleased to announce a new feature for officers using the Defender 1. Rounds for the Defender 1 are now available with color coding so that an officer can easily and quickly identify which rounds are loaded in the Defender 1. Lamperd is pleased to provide "everything you need to keep the situation under control."

Details of each of these new product advancements are available on the LLLI website at www.lamperdlesslethal.com. Specific design possibilities can be discussed by calling LLLI at the Sarnia facility - 519-344-4445, or questions can be sent via email to info@lamperdlesslethal.com.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: March 28, 2012